Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

Medtronic announces intent to separate Diabetes business

Enables intense focus on highest margin growth drivers where Medtronic has leading core competencies

Leading, scaled, direct-to-consumer Diabetes business poised to become standalone company; only company with a complete ecosystem to address intensive insulin management

GALWAY, Ireland – May 21, 2025 – Medtronic plc (NYSE: MDT), a global leader in healthcare technology, today announced its intent to separate its Diabetes business into a new standalone company ("New Diabetes Company"). This strategic decision for both Medtronic and New Diabetes Company will create a more focused Medtronic, with a more simplified portfolio in high margin growth markets. At the same time, it will create an independent, scaled leader in Diabetes, focused on accelerating innovation and differentiated as the only company to commercialize a complete ecosystem to address intensive insulin management.

The separation is expected to be completed within 18 months through a series of capital markets transactions, with a preferred path of an initial public offering (IPO) and subsequent split-off. The separation is expected to unlock value for Medtronic and its shareholders, as it creates a New Diabetes Company shareholder base more aligned with its financial profile and is expected to be accretive to Medtronic gross margin, operating margin, and earnings per share (EPS).

Medtronic
Medtronic, a global leader in MedTech, has leading franchises in attractive MedTech markets and following this separation, it will become even more focused on innovation-driven growth and category leadership for healthcare systems and physician customers. Medtronic is taking action with decisive ongoing portfolio management and capital allocation to shift more focus to its highest profitable growth drivers tied to its core strengths. The company is building momentum with its growth drivers, advancing its innovation pipeline and “in the moment” product launches, including pulsed field ablation, renal denervation, implantable tibial neuromodulation, and soft tissue robotics. Following the separation, Medtronic will have enhanced benefit from its scale and strategic commercial, manufacturing, and technology synergies. Combined, these are expected to drive durable, mid-single digit or higher organic revenue growth and accelerate earnings leverage.

New Diabetes Company
New Diabetes Company will be a leading, scaled direct-to-consumer Diabetes business—uniquely positioned as the only company to commercialize a complete intensive insulin management ecosystem—giving people the freedom to forget diabetes and live their best lives. This separation is expected to enable more focused investment into New Diabetes Company’s pipeline, as well as manufacturing scale and automation, positioning the company for success in Automated Insulin Delivery and Smart MDI, while driving margin expansion over time. The independent New Diabetes Company will have a shareholder base aligned with its business and financial profile.

The Diabetes business is currently a team of more than 8,000 employees worldwide, with a global commercial footprint and dedicated innovation, manufacturing, clinical, and quality systems. Que Dallara, current EVP and president of Medtronic Diabetes, will become CEO of New Diabetes Company.

"This marks a significant milestone in driving both Medtronic and the Diabetes business to achieve lasting value for Medtronic, our shareholders, customers, and patients," said Geoff Martha, chairman and CEO of Medtronic. "Active portfolio management is an important lever to delivering on our ongoing growth and success, and this decision shifts the Medtronic portfolio to have intense focus on our highest margin growth drivers where we have our strongest core competencies. I’m also excited about what the future holds for the Diabetes business. Que’s impressive track record in driving growth and innovation has set Diabetes on a path to continued success, ensuring the needs of individuals with diabetes are met around the globe.”

“I’m incredibly grateful to Geoff for his vision and commitment to investing in the Diabetes business — we wouldn’t be where we are without his unwavering support,” said Dallara. “As we embark on this exciting new chapter, we celebrate the tireless efforts and dedication of our teams. Their passion and perseverance have brought us to this pivotal moment. Together, we’re poised to transform lives, giving people the freedom to forget diabetes and live their best lives.”

Financial Details
The Diabetes business represented 8% of Medtronic revenue and 4% of Medtronic segment operating profit in fiscal year 2025. Upon completion, the separation is expected to improve Medtronic adjusted gross margin by approximately 50 basis points, adjusted operating margins by approximately 100 basis points, and be immediately accretive to adjusted EPS. The separation is expected to provide the ability to retire Medtronic shares outstanding without reducing cash, resulting in EPS accretion and a reduction in the dividend liability for Medtronic, enabling increased growth-accretive investment. Medtronic expects its dividend per share to remain unchanged pre- and post-transaction with no change to its dividend policy.

Transaction Details
The capital markets separation will create an independent, publicly traded company. The company’s preferred path for the separation is an IPO of New Diabetes Company, with a subsequent split-off transaction. This is expected to appropriately capitalize New Diabetes Company and provide the ability to retire shares in Medtronic. The separation is generally expected to be tax-free to Medtronic shareholders for U.S. federal income tax purposes. The separation will include the Diabetes business employees, product portfolio, pipeline, intellectual property, strategic partnerships, and global manufacturing facilities.

Medtronic is targeting completion of the planned separation within 18 months, subject to customary conditions, including favorable market conditions, consultations with works councils and other employee representative bodies, final approval from the Medtronic Board of Directors, receipt of a favorable opinion with respect to the tax-free nature of the transaction for U.S. federal income tax purposes, and receipt of applicable regulatory approvals.

Goldman Sachs & Co. LLC and BofA Securities, Inc. are acting as financial advisors to Medtronic in its review of strategic alternatives for the New Diabetes Company. Cleary Gottlieb Steen & Hamilton LLP and Baker McKenzie are acting as legal counsel, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as special tax counsel, to Medtronic, and Davis Polk & Wardwell LLP is acting as legal counsel to the financial advisors.

Video Webcast Information
Medtronic will host a video webcast today, May 21, at 8:00 a.m. EDT (7:00 a.m. CDT) to discuss this planned separation together with its fourth quarter and fiscal year 2025 financial results. This webcast can be accessed by clicking on the Quarterly Earnings icon at investorrelations.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Past Events and Presentations link under the News & Events drop-down at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Galway, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across more than 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE: MDT), visit www.Medtronic.com and follow on LinkedIn.

Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to Medtronic’s ability to satisfy the necessary conditions to consummate the separation of its Diabetes business on a timely basis or at all, Medtronic’s ability to successfully separate its Diabetes business and realize the anticipated benefits from the separation (including consummating the transaction on a basis that is generally tax-free to shareholders), New Diabetes Company’s ability to succeed as a standalone publicly traded company, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, changing global trade policies, general economic conditions, and other risks and uncertainties described in the company's periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "looking ahead," "may," "plan," "possible," "potential," "project," "should," "going to," "will," and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances. While a split-off is the company’s current preferred separation structure, a final decision has not been reached at this time. The separation is expected to occur through a series of capital markets transactions, which may include a spin-off, split-off, offering, or combination thereof, of the company’s remaining shareholding in New Diabetes Company.

Contacts
Erika Winkels
Public Relations
+1-763-526-8478

Ryan Weispfenning
Investor Relations
+1-763-505-4626